As Filed With the Securities and Exchange Commission on September 27, 2000
                                                   Registration No. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                          INTERNATIONAL FIBERCOM, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          Arizona                                               8-0271282
(State or Other Jurisdiction of                               (IRS Employer
 Incorporation or Organization)                           Identification Number)


                         3410 East University, Suite 180
                             Phoenix, Arizona 85034
                                 (602) 387-4000
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                   ----------

                               Mr. Joseph P. Kealy
                          International Fibercom, Inc.
                         3410 East University, Suite 180
                             Phoenix, Arizona 85034
                                 (602) 387-4000
                (Name, Address, Including Zip Code, and Telephone
          Number, Including Area Code, of Agent for Service of Service)


      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

                           Christian J. Hoffmann, III
                               Streich Lang, P.A.
                             2 North Central Avenue
                           Phoenix, Arizona 85004-2391
                                 (602) 229-5200

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO PUBLIC:
From time to time after the Registration Statement becomes effective as determined by market conditions and the needs of the Selling Shareholders.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                  PROPOSED MAXIMUM     PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF          AMOUNT TO BE    OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
SECURITY TO BE REGISTERED        REGISTERED(1)         UNIT(2)             PRICE(2)         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
Common Stock, no par value        1,628,647             $19.75           $32,165,779             $8,492
============================================================================================================

(1) In the event of a stock split stock dividend, or similar transaction involving the Company's Common Stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(2)  Estimated for purposes of calculating the amount of registration fee only.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                 SUBJECT TO COMPLETION DATED SEPTEMBER 26, 2000

PROSPECTUS

                          International FiberCom, Inc.

                        1,628,647 Shares of Common Stock

     This prospectus is part of a registration statement that covers 1,628,647 shares of our common stock. These shares may be offered and sold from time to time by the selling shareholders ("Selling Shareholders"). We will not receive any of the proceeds from the sale.

     Our common stock is traded on the NASDAQ National Market under the Symbol "IFCI." On September 22, 2000, the average of the high and low prices of the common stock on the NASDAQ National Market was $19.75 per share.

     Unless the context indicates otherwise, all references to "we," "our," the "Company" or "IFC" refer to International FiberCom, Inc. and its subsidiaries. Our principal executive offices are located at 3410 East University, Suite 180, Phoenix, Arizona 85034. Our telephone number is (602) 387-4000.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


    SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF CERTAIN RISKS
                 RELATED TO AN INVESTMENT IN THE COMMON STOCK.

                                   ----------

                The date of this Prospectus is ___________, 2000

                                TABLE OF CONTENTS


WHERE YOU CAN FIND MORE INFORMATION.........................................   3
RISKS FACTORS...............................................................   4
USE OF PROCEEDS.............................................................   6
SELLING SHAREHOLDERS........................................................   6
PLAN OF DISTRIBUTION........................................................   7
LEGAL MATTERS...............................................................   8
EXPERTS.....................................................................   8

     You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information.

     The shares of common stock are not being offered in any jurisdiction where the offer is not permitted.

     You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the documents.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with it, which means we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document.

     We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 until the Selling Shareholders sell all of their shares.

     *    Annual Report on Form 10-K for the fiscal year ended December 31,
          1999;

     * Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000; and

     * The description of our common stock that is contained in the Registration of Certain Classes of Securities Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934 on Form 8-A, dated August 9, 1994, as amended from time to time.

     You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address and phone number:

             Secretary
             International FiberCom, Inc.
             3410 East University, Suite 180
             Phoenix, Arizona 85034
             (602) 387-4000

     You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized anyone else to provide you with different information. The Selling Shareholders will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of the documents.

                                 RISKS FACTORS

SALES OF OUR COMMON STOCK BY OUR OFFICERS AND DIRECTORS OR OTHER LARGE SHAREHOLDERS MAY LOWER THE MARKET PRICE OF OUR COMMON STOCK

Our officers and directors own an aggregate of shares of our common stock, including exercisable stock options. If our officers and directors, or other shareholders, sell a substantial amount of our common stock or even the potential for such sales, it could cause the market price of our common stock to decrease and could hurt our ability to raise capital through the sale of our equity securities.

THE PRICE OF OUR COMMON STOCK MAY VARY SIGNIFICANTLY IN THE SHORT TERM DUE TO:

The market price of our common stock has historically shown a large amount of price volatility. The last three years have been marked by generally favorable industry conditions, acquisitions of new businesses and substantially improving operating results, including revenue and net income from recently acquired businesses which has resulted in a large increase in the market price of our common stock.

LARGE FLUCTUATIONS IN THE STOCK MARKET IN GENERAL

The stock market has also experienced extreme price and volume fluctuations that have affected the market price of many companies. These fluctuations have often been unrelated to the operating performance of particular companies. Our common stock price may be affected by these fluctuations.

FLUCTUATIONS IN OUR OPERATING RESULTS, NEW TECHNOLOGY, ANNOUNCEMENTS OF NEW ACQUISITIONS OR OTHER FACTORS

The trading price of our common stock in the future could be subject to wide fluctuations in response to many factors including:

*    quarterly variations in our operating results or those of our competitors;

* actual or anticipated announcements of new acquisitions by us or our competitors;

* actual or anticipated announcements of new contracts by us or our competitors;

*    technical innovations or new products by our competitors;

*    changes in analysts' estimates of our financial performance;

*    changes in capital plans of our cable and other customers; and

*    general industry, economic and financial conditions in the United States.

WE MAY ISSUE OPTIONS UNDER OUR STOCK OPTION PLANS AND SELL SHARES UNDER OUR EMPLOYEE STOCK PURCHASE PLAN WHICH MAY DILUTE THE INTERESTS OF SHAREHOLDERS

We reserved 441,707 shares of our common stock for issuance under our 1994 Incentive Stock Option and Restricted Stock Purchase Plans, 6,200,000 shares of common stock for issuance under our 1997 Incentive Stock Option and Restricted Stock Plans and 2,000,000 shares for issuance under our Employee Stock Purchase Plan. The exercise price for incentive stock options granted under our plans are set at the market price on the date of grant or, in the case of certain holders, 110% of the market price on the date of grant. Non-statutory options are also granted from time to time outside of our stock option plans. The exercise price of these non-statutory stock options are set at the market price on the date of grant.

If stock options with an exercise price lower than the current market price are exercised, our stockholders will experience dilution. Also, the terms upon which we will be able to obtain equity capital may be affected since the holders of outstanding options can be expected to exercise them at a time when we would, in all likelihood, be able to obtain needed capital on terms more favorable to us than those provided in outstanding options.

WE MAY ISSUE EQUITY SECURITIES IN THE FUTURE WHOSE TERMS AND RIGHTS ARE SUPERIOR TO THOSE OF OUR COMMON STOCK

Our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of preferred stock. As of September 27, 2000, none of such preferred shares were outstanding. However, shares of preferred stock may be issued by our board of directors from time to time in one or more series for the consideration and with the rights and preferences as our board of directors decides. Any shares of preferred stock that may be issued in the future could be given voting and conversion rights that could dilute the voting power and equity of holders of shares of common stock, and have preferences over shares of common stock with respect to dividends and in liquidation.

WE HAVE NEVER PAID DIVIDENDS ON OUR COMMON STOCK AND DO NOT PLAN TO DO SO IN THE FUTURE

Our equity securities are entitled to receive any dividends that may be declared by our board of directors. We have not paid any cash dividends on our common stock and we do not expect to pay cash dividends on our preferred stock or common stock in the near term. We intend to retain any future earnings to provide funds for operations of our business. Investors who anticipate the need for dividends from investments should not purchase our common stock.

FORWARD-LOOKING INFORMATION

This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements include, among other things:

*    Our future growth and profitability;

*    Anticipated trends in our industry;

*    Our competitive strengths and business strategy; and

* Our intention to increase our presence and scope by introducing new proprietary wireless products and solutions.

The forward-looking statements included in the prospectus are subject to risks, uncertainties and assumptions about us. Our actual results of operations may differ materially from the forward-looking statements as a result of, among other things; the risks, assumptions and uncertainties relating to the rapid technological and regulatory changes in the telecommunications industry; the volume of work we receive from our customers; the highly competitive nature of the telecommunications service industry; our ability to attract and retain qualified employees; our ability to manage our rapid growth; the possible fluctuation in our quarterly operating results; the short-term nature of many of our contracts; our ability to replace our contracts as they are completed or terminate; the underutilization of our personnel due to project delays, reductions or terminations; dependence on the continued trend toward outsourcing telecommunication services; our ability to identify, finance and assimilate our acquisitions; the competition for acquisition candidates, dependence upon our key personnel; our dependence upon major customers and large contacts; and the various limitations imposed on us by our credit facility; and the other risk factors described under "Risk Factors," above. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                                 USE OF PROCEEDS

     All net proceeds from the sale of the common stock covered by this prospectus will be received by the Selling Shareholders who offer and sell their shares. We will not receive any proceeds from the sale of the common stock by the Selling Shareholders.

                              SELLING SHAREHOLDERS

     The following table provides certain information with respect to the common stock beneficially owned by the Selling Shareholders who are entitled to use this prospectus. The information in the table is as of the date of this prospectus. No selling shareholder has had a material relationship with IFC within the past three years other than as a result of the ownership of common stock. The common stock listed below may be offered from time to time by the Selling Shareholders named below or their nominees:

                                                       SHARES AVAILABLE     PERCENT OWNED AFTER
NAME AND ADDRESS                          SHARES        FOR SALE UNDER       COMPLETION OF THE
OF SELLING SHAREHOLDER                    OWNED(1)      THIS PROSPECTUS         OFFERING (1)
----------------------                    --------      ---------------         ------------
Michael N. Johnson                        865,963            865,963
Premier Cable Communications, Inc.
6801 Lake Worth Boulevard
Lake Worth, Florida 33467

Edward D'Amelio                           151,557            151,557
New York Antenna, Inc.
2940 Richmond Terrace
Staten Island, New York 10303

Charles and Kathleen Beecroft             161,623            161,623
Beecroft Trenching, Inc.
2902 East Jones Avenue
Phoenix, Arizona 85040

William and Carolyn Delgado (2)           130,263            130,263
5945 Palm Drive
Carmichael, CA 95608

First Union Securities, Inc.               64,178             64,178
c/o Richard Baum, Managing Director
One South Denn Plaza
Widner Building - 11th Floor
Philadelphia, PA 19107

Clyde Berg                                 15,818             15,818
10050 Bandley
Cupertino, CA 95014

Former shareholders of                    223,295            174,365
All Star Telecom, Inc. (2)

Former shareholders of                     36,554             36,554
Precision Directional Services, Inc.(3)

Former shareholders of                     71,874             71,874
Riley Communications, Inc.(4)

Michael Pandelakis                          1,270              1,270
Blueridge Solutions, L.C
4049 E. Mercer Ln.
Phoenix, Arizona 85028

----------
(1) Because (i) a selling shareholder may offer all or some of the shares of common stock which he holds pursuant to the offerings contemplated by this prospectus, (ii) the offerings of shares of common stock are not necessarily being underwritten on a firm commitment basis, and (iii) a selling shareholder could purchase additional shares of common stock from time to time, no estimate can be given as to the amount of shares of common stock that will be held by any selling shareholder upon termination of such offerings. See "PLAN OF DISTRIBUTION."
(2) All of the shares owned by the former shareholders of All Star were acquired in connection with our purchase of all or substantially all of the assets of All Star. Under the terms of the purchase we agreed to register the shares received in this purchase. The shares held by each of these shareholders, excluding William and Carolyn Delgado and Clyde Berg, do not exceed one percent (1%) of our capitalization. In the past three years, none of these holders has had a material relationship with us, except that certain of the individuals included in this group have become our employees after the purchase.
(3) All of the shares owned by the former shareholders of Precision Directional Services, Inc. were acquired in connection with our purchase of all or substantially all of the assets of Precision. Under the terms of the purchase we agreed to register the shares received in this purchase. The shares held by these shareholders do not exceed one percent (1%) of our capitalization. In the past three years, none of these holders has had a material relationship with us, except that certain of the individuals included in this group have become our employees after the purchase.
(4) All of the shares owned by the former shareholders of Riley Communications, Inc. were acquired in connection with our purchase of all or substantially all of the assets of Riley. Under the terms of the purchase we agreed to register the shares received in this purchase. The shares held by each of these shareholders do not exceed one percent (1%) of our capitalization. In the past three years, none of these holders has had a material relationship with us, except that certain of the individuals included in this group have become our employees after the purchase.

                              PLAN OF DISTRIBUTION

     We are registering the common shares covered by this prospectus for the Selling Shareholders. As used in this prospectus, "Selling Shareholders" includes the pledgees, donees, transferees or others who may later hold the Selling Shareholders' interests. We will pay the costs and fees of registering the common shares, but the Selling Shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common shares.

     The Selling Shareholders may sell the common shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. In addition, the Selling Shareholders may sell some or all of their common shares through:

     * a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

     * purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

     * ordinary brokerage transactions and transactions in which a broker solicits purchasers.

     When selling the common shares, the Selling Shareholders may enter into hedging transactions. For example, the Selling Shareholders may:

     * enter into transactions involving short sales of the common shares by broker-dealers;

     * sell common shares short themselves and redeliver such shares to close out their short positions;

     * enter into option or other types of transactions that require the selling shareholder to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

     * loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

     The Selling Shareholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the Selling Shareholders may allow other broker-dealers to participate in resales. However, the Selling Shareholders and any broker-dealers involved in the sale or resale of the common shares may qualify as "underwriters" within the meaning of the Section 2(a)(11) of the Securities Act of 1933 (the "1933 Act"). In addition, the broker-dealers' commissions, discounts or concession may qualify as underwriters' compensation under the 1933 Act. If the Selling Shareholders qualify as "underwriters," they will be subject to the prospectus delivery requirements of Section 5(b)(2) of the 1933 Act. We have informed the Selling Shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

     In addition to selling their common shares under this prospectus, the Selling Shareholders may:

     * agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the common shares, including liabilities arising under the 1933 Act;

     * transfer their common shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

     * sell their common shares under Rule 144 of the 1933 Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.

                                 LEGAL MATTERS

     The legality of the securities offered hereby has been passed upon for us by Streich Lang, P.A., Phoenix, Arizona. One or more members of such law firm who have worked on substantive matters for us own shares of our common stock constituting less than 1% of our total outstanding common stock.

                                    EXPERTS

     The financial statements incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP and by Semple & Cooper, LLP, independent certified public accountants, to the extent and for the period set forth in the respective reports of such firms incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of such firms as experts in auditing and accounting.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated costs and expenses of the Company in connection with the offering described in the Registration Statement.

        Securities and Exchange Commission Registration Fee              $ 8,492
        Legal Fees and Expenses                                           20,000
        Accounting Fees and Expenses                                       5,000
        Other Expenses                                                     1,000
                                                                         -------
                  Total Expenses                                         $34,492
                                                                         =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our articles of incorporation and bylaws limit, to the maximum extent permitted by Arizona law, the liability of our directors for monetary damages arising from a breach of their duties as directors. The limitation of liability does not affect the availability of equitable remedies, such as injunctive relief or rescission.

     Our articles of incorporation require us to indemnify our directors and officers, to the maximum extent permitted by Arizona law, against liability arising against them for acts or omissions within the scope of their authority as directors or officers. Indemnification is prohibited if our board of directors finds that the person's action or omission was willful, grossly negligent, or with fraudulent or criminal intent, or for liabilities under the Securities Act of 1933. Under Arizona law, we may indemnify a director or officer against liability incurred on account of service to us, if the director or officer:

     *    conducted himself or herself in good faith;

     * reasonably believed that his or her conduct (1) if in an official capacity, was in our best interests or (2) if in any other capacity, was not opposed to our best interests;

     * in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful; and

     *    did not improperly receive personal benefit.

          The above discussion is qualified in its entirety by reference to the Company's Articles of Incorporation and Bylaws.

ITEM 16. EXHIBITS

EXHIBIT
NUMBER                                     DESCRIPTION                                             REFERENCE
------                                     -----------                                             ---------
 3.1          Restated Articles of Incorporation of Registrant dated October 21, 1981                 (1)
 3.2          Amendment to Articles of Incorporation of Registrant dated April 18, 1986               (1)
 3.3          Amendment to Articles of Incorporation of Registrant dated May 20, 1987                 (1)
 3.4          Amendment to Articles of Incorporation of Registrant dated February 4, 1988             (1)
 3.5          Amendment to Articles of Incorporation of Registrant dated August 15, 1991              (1)
 3.6          Amendment to Articles of Incorporation of Registrant dated June 3, 1994                 (1)
 3.7          Amended, Revised, and Restated Bylaws of Registrant                                     (1)
 4.1          Form of Common Stock Certificate                                                        (1)
 5.1          Opinion of Streich Lang, P.A. as to the legality of securities being registered          *
 23.1         Consent of BDO Seidman, LLP as Independent Auditors, for the years ended
              12/31/98 and 12/31/99                                                                    *
 23.2         Consent of Streich Lang, P.A.                                                           (2)
 24           Power of Attorney (See Signature Page)                                                   *
 27.1         Financial Data Schedule                                                                 (3)

----------
*    Filed herewith
(1) Filed with Registration Statement on Form SB-2, No. 33-79730, dated August 10, 1994
(2)  Included in Exhibit 5.1
(3)  Previously filed on Form 10-QSB for the quarter ended June 30, 2000.

ITEM 17. UNDERTAKINGS

A.   The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and
                (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B.   Request for acceleration of effective date:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, International FiberCom, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix and State of Arizona on September 26, 2000.

                                        INTERNATIONAL FIBERCOM, INC., an Arizona corporation


                                        /s/ Joseph P. Kealy
                                        ----------------------------------------
                                        Joseph P. Kealy, Chairman of the Board
                                        and President (Chief Executive Officer)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph P. Kealy, his attorney-in-fact, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         Signature and Title                                       Date
         -------------------                                       ----
/s/ Joseph P. Kealy                                          September 26, 2000
------------------------------------------
Joseph P. Kealy, Chairman of the Board and
President (Chief Executive Officer)


/s/ John F. Kealy                                            September 26, 2000
------------------------------------------
John F. Kealy, Director


/s/ Richard J. Seminoff                                      September 26, 2000
------------------------------------------
Richard J. Seminoff, Director


/s/ Jerry A. Kleven                                          September 26, 2000
------------------------------------------
Jerry A. Kleven, Director


/s/ John P. Stephens                                         September 26, 2000
------------------------------------------
John P. Stephens, Director


/s/ C. James Jensen                                          September 26, 2000
------------------------------------------
C. James Jensen, Director


/s/ Terry W. Beiriger                                        September 26, 2000
------------------------------------------
Terry W. Beiriger, Secretary and Treasurer
(Principal Accounting Officer)